                            SCOTT'S LIQUID GOLD-INC.

                                       AND

                        WELLS FARGO BANK MINNESOTA, N.A.



                                 AS RIGHTS AGENT



                                 --------------





                          SHAREHOLDER RIGHTS AGREEMENT



                          DATED AS OF FEBRUARY 21, 2001

                                TABLE OF CONTENTS

Section 1.  Certain Definitions.................................................  1

Section 2.  Appointment of Rights Agent.........................................  7

Section 3.  Issuance of Rights Certificates.....................................  7

Section 4.  Form of Rights Certificates.........................................  9

Section 5.  Countersignature and Registration................................... 10

Section 6.  Transfer, Split Up, Combination and Exchange of Rights
            Certificates; Mutilated, Destroyed, Lost or Stolen Rights
            Certificates........................................................ 10

Section 7.  Exercise of Rights; Exercise Price; Expiration Date of Rights....... 11

Section 8.  Cancellation and Destruction of Rights Certificates................. 13

Section 9.  Reservation and Availability of Shares of Common Stock.............. 13

Section 10. Common Stock Record Date............................................ 14

Section 11. Antidilution Adjustments............................................ 15

Section 12. Certificate of Adjustments.......................................... 23

Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power....................................................... 24

Section 14. Fractional Rights and Fractional Shares............................. 26

Section 15. Rights of Action.................................................... 26

Section 16. Agreement of Rights Holders......................................... 27

Section 17. Rights Certificate Holder Not Deemed a Stockholder.................. 28

Section 18. Concerning the Rights Agent......................................... 28

Section 19. Merger or Consolidation or Change of Name of Rights Agent........... 28

Section 20. Duties of Rights Agent.............................................. 29

Section 21. Change of Rights Agent.............................................. 31

Section 22. Issuance of New Rights Certificates................................. 32

Section 23. Redemption and Termination.......................................... 33

Section 24. Exchange............................................................ 33

Section 25. Notice of Proposed Actions.......................................... 34

Section 26. Notices............................................................. 35

Section 27. Supplements and Amendments.......................................... 36

Section 28. Successors.......................................................... 37

Section 29. Determinations and Actions by the Board; etc........................ 37

Section 30. Benefits of this Agreement.......................................... 37

Section 31. Severability........................................................ 37

Section 32. Governing Law....................................................... 38

Section 33. Counterparts........................................................ 38

Section 34. Descriptive Headings................................................ 38


Exhibit A - Form of Rights Certificate
Exhibit B - Summary of Rights

                          SHAREHOLDER RIGHTS AGREEMENT


     This Shareholder Rights Agreement (the "Agreement") dated as of February 21, 2001 is between Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A., as rights agent (the "Rights Agent").

                                    RECITALS

     A. On February 21, 2001 the Board of Directors of the Company (the "Board") authorized the issuance of rights (each a "Right"), each Right being a right to purchase, on the terms and subject to the provisions of this Agreement, one share of the Company's Common Stock;

     B. On February 21, 2001 (the "Dividend Declaration Date") the Board: (a) authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding at the Close of Business on March 2, 2001 (the "Dividend Record Date"); and (b) authorized the issuance of, and agreed to issue, one Right (as such number may be adjusted in accordance with Section 11 hereof) for every share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date (defined below); and

     C. The Company desires to set forth certain terms and conditions governing the Rights.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

     For purposes of this Agreement, the following terms have the meanings indicated:

          a. "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) the Goldstein Group (defined below), (iv) any employee benefit plan of the Company or of any Subsidiary of the Company, or (v) any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any such employee benefit plan; provided, however, that in no event shall a Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 15% of the Company's outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including without limitation, by reason of repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Person; and provided, however, that if such Person shall become the Beneficial Owner of 15% or more of the Common Stock of the

Company then outstanding by reason of the reduction and shall after the reduction become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an Acquiring Person.

          b. "Act" shall mean the Securities Act of 1933, as amended, and as may from time to time be in effect (or any successor to that Act).

          c. "Adjustment Shares" shall have the meaning set forth in Section 11(a).

          d. "Affiliate," with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "affiliate" of such Person within the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Dividend Declaration Date; provided, that no Person shall be deemed an affiliate of another Person solely as a result of such Persons' status as a director of the Company.

          e. "Associate," with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "associate" of such Person within the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Dividend Declaration Date; provided, that no Person shall be deemed an associate of another Person solely as a result of such Persons' status as a director of the Company.

          f. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" or have "Beneficial Ownership" of, any securities:

               i. which such Person or any of such Person's Affiliates or Associates has "beneficial ownership" of within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the date of this Agreement;

               ii. which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise, conversion or exchange of other rights, warrants or options, or otherwise;

               iii. which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security for purposes of this Section as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act or (b) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, in either case described in clause (a) or
(b) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               iv. which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in clause (a) or (b) of the proviso to
Section 1(f)(iii) hereof) or disposing of any securities of the Company; provided, however, that for purposes of this Section a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (a) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (b) securities issuable upon exercise of Rights at any time prior to the occurrence of a Common Stock Event, or (c) securities issuable upon exercise of Rights which were held by a Person or its Affiliates or Associates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date.

          g. "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Colorado or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

          h. "Close of Business" on any given date shall mean 5:00 p.m., Denver, Colorado time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Denver, Colorado time, on the next succeeding Business Day.

          i. "Closing Price" shall have the meaning set forth in Section 11(d) hereof.

          j. "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company.

          k. "Common Stock Event" shall mean the occurrence of any event described in (i) Section 11(a)(ii) hereof or (ii) clause (a), (b) or (c) of the first sentence of Section 13 hereof.

          l. "Company" shall have the meaning set forth in the preamble to this Agreement.

          m.   "Current Market Price" shall have the meaning set forth in
Section 11(d) hereof.

          n. "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          o. "Directors" shall mean the members of the Company's Board of Directors.

          p. "Disqualified Transferee" shall mean any Person who is a direct or indirect transferee of any Right from an Acquiring Person or an Affiliate or Associate of an Acquiring Person and became such a transferee (1) after the occurrence of a Common Stock Event or (2) prior to or concurrently with the Acquiring Person becoming such and received such Right pursuant to a transfer (whether or not for value) (a) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Right, or (b) which a majority of the Board then in office reasonably determines is part of a plan, arrangement, or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7(e) hereof.

          q. "Distribution Date" shall mean the date which is the later of (a) the earlier of (1) the 10th Business Day following the Stock Acquisition Date or
(2) the 10th Business Day following the Offer Commencement Date or (b) such later date as may be determined by a majority of the Board prior to such time as any Person becomes an Acquiring Person.

          r. "Dividend Declaration Date" shall have the meaning set forth in the preamble to this Agreement.

          s. "Dividend Record Date" shall have the meaning set forth in the preamble to this Agreement.

          t. "Excess Amount" shall have the meaning set forth in Section 11(a)(iii) hereof.

          u. "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any successor act), as in effect on the Dividend Declaration Date.

          v. "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

          w. "Exercise Price" shall have the meaning set forth in Section 7(b) hereof.

          x. "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          y.   "Goldstein Group" means:

               (1) Mark E. Goldstein who is at the date of this Agreement an officer and director of the Company and a beneficial owner of more than 15% of the Common Stock;

               (2) the Goldstein Family Corporation, a Colorado corporation (or any successor entity);

               (3) the Goldstein Family Partnership, Ltd, a Colorado limited partnership (or any successor entity);

               (4) any Person that is an Affiliate of any of the Persons listed in clauses (1) through (3) of this definition;

               (5)  a Related Party of Mr. Goldstein; and

               (6) any transferee of Common Stock owned beneficially by any Person described in the foregoing clauses that is approved in advance of a transfer by a majority of the Board of Directors of the Company.

For purposes of this definition, "Related Party" means: (A) a spouse, children (by blood or adoption), and other descendants (by blood or adoption); (B) any trust primarily for the benefit of Mr. Goldstein and/or any of the Persons described in clause (B); (C) any entity owned beneficially entirely by any of Mr. Goldstein, Persons described in clause (A) and/or Persons described in clause (B); and (D) in the case of the death of Mr. Goldstein or any Person that was a Related Party immediately prior to the Person's death, the heirs, legatees, devisees, distributees, personal representatives, or estate of the deceased Person, whether by will or intestacy.

          z.   "Inadvertent Acquiror" shall have the meaning set forth in
Section 3(b).

          aa. "Offer Commencement Date" shall mean the date of the commencement by any Person, other than (i) the Company, (ii) a Subsidiary of the Company,
(iii) the Goldstein Group, (iv) any employee benefit plan of the Company or of any Subsidiary of the Company or (v) any Person organized, appointed, or established by the Company or such Subsidiary pursuant to the terms of any such employee benefit plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) if upon consummation thereof the Person and Affiliates or Associates thereof would be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights on the Dividend Record Date or thereafter).

          bb. "Officers' Certificate" has the meaning set forth in Section 20(b) hereof.

          cc. "Other Consideration" shall mean consideration for Rights substituted for Common Stock following a Common Stock Event, including Common Stock and/or such other securities, cash or other assets as shall be issuable in respect of the Rights in accordance with the terms of this Agreement.

          dd. "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, limited liability company, estate, organization, business, unincorporated organization, syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, or other entity.

          ee. "Principal Party" shall mean: (i) in the case of any transaction described in the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (c) of the first sentence of
Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding twelve month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, or more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common stock having the greatest aggregate market value.

          ff. "Redemption Price" shall have the meaning set forth in Section 23 hereof.

          gg. "Rights" shall have the meaning set forth in the preamble to this Agreement.

          hh. "Rights Agent" shall have the meaning set forth in the preamble to this Agreement subject to the appointment of a successor Rights Agent pursuant to Section 21 hereof.

          ii. "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

          jj. "Stock Acquisition Date" shall mean the later of (i) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public), or (ii) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such.

          kk. "Subsidiary" shall mean, as of any date, any Person of which the Company (or other specified parent) owns directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or holds directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of partnership or similar interests, or is a general partner or of which the Company (or other specified parent) owns voting securities sufficient to elect at least a majority of the directors of such Person.

          ll. "Summary of Rights" shall have the meaning set forth in Section 3(c) hereof.

          mm. "Trading Day" shall mean a day on which the principal national securities exchange or the regulated quotation service, including without limitation, the OTC Bulletin Board-Registered Trademark-, on which such security is listed, quoted or admitted to trading is open for the transaction of business or, if such security is not so listed, quoted or admitted to trading, on a day which is a Business Day.

SECTION 2. APPOINTMENT OF RIGHTS AGENT.

     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time, upon prior written notice to the Rights Agent, appoint such Co-Rights Agents as it may deem necessary or desirable and the respective duties of the Rights Agent and the Co-Rights Agent shall be as the Company shall determine.

SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.

          a. Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates representing shares of Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for the associated Rights) and not by separate rights certificates, and (ii) the Rights will be transferable only in connection with the transfer of the associated shares of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, one or more rights certificates, in substantially the form of EXHIBIT A hereto (the "Rights Certificates"), evidencing in the aggregate that number of Rights to which such holder is entitled in accordance with the provisions of this Agreement. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          b. Any Person who has reported or is required to report ownership of the Company's capital stock on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report), which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 (or any successor or comparable provision) of such Schedule (other than the disposition of the Common Stock), who within 10 Business Days of being requested by the Company, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who, together with all of such Person's Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, shall be deemed an inadvertent acquiror (an "Inadvertent Acquiror"). Within 10 Business Days of such certification, the Inadvertent Acquiror must divest itself of enough shares of Common Stock to reduce its holdings below the 15% threshold, and failure to so divest will result in such Inadvertent Acquiror becoming an Acquiring Person immediately after such 10 Business Day Period.

          c. As soon as practicable after the Dividend Record Date, the Company will cause a copy of the Summary of Rights, in substantially the form attached hereto as EXHIBIT B (the "Summary of Rights"), to be sent by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Dividend Record Date, at the address of such holder shown on the stock transfer records of the Company.

          d. Rights shall, without any further action, be issued in respect of all shares of Common Stock which are outstanding on the Dividend Record Date and in respect of all shares of Common Stock which are issued (whether originally issued or delivered from the Company's treasury) after the Dividend Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date, or (iii) the redemption of the Rights. Commencing as soon as reasonably practicable following the Dividend Record Date, certificates issued after the Dividend Record Date for shares of Common Stock shall bear the following legend (or a legend substantially in the form thereof):

          This certificate also evidences and entitles the holder to Rights set forth in a Shareholder Rights Agreement between the issuer and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), dated as of February 21, 2001 (the "Shareholder Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Shareholder Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Shareholder Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Shareholder Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring

          Person or any Affiliate or Associate of an Acquiring Person (as each such term is defined in the Shareholder Rights Agreement), whether currently held by or on behalf of such Person, Affiliate, Associate or certain subsequent holders, may become null and void.

With respect to certificates representing shares of Common Stock (whether or not such certificates include the foregoing legend or have appended to them the Summary of Rights), until the earliest of the (i) Distribution Date, (ii) the Expiration Date or (iii) the redemption of the Rights, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone and the registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the shares of the Common Stock represented by such certificate.

SECTION 4. FORM OF RIGHTS CERTIFICATES.

          a. The Rights Certificates (and the form of assignment, exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in EXHIBIT A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, the Nasdaq Stock Market (or its successor) or regulated quotation service on which the Rights may from time to time be listed traded or quoted, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares pursuant to which the Rights are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Exercise Price, but the amount and type of securities issuable upon the exercise of each Right and the Exercise Price shall be subject to adjustment as provided herein.

          b. Any Rights Certificate issued pursuant to this Agreement that represents Rights beneficially owned by (i) any Acquiring Person or any Affiliate or Associate of an Acquiring Person, or (ii) any Disqualified Transferee, and any other Rights Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement, or adjustment of any such Rights Certificate shall contain (to the extent feasible) the following legend:

          The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an

          Acquiring Person (as each such term is defined in the Shareholder Rights Agreement between the issuer and Wells Fargo Bank Minnesota, N.A., as Rights Agent, dated as of February 21, 2001 (the "Shareholder Rights Agreement")). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Shareholder Rights Agreement. The Rights Agent will mail to the registered holder of this certificate a copy of the Shareholder Rights Agreement, as in effect on the date of such mailing, without charge upon written request.

SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

     The Rights Certificates shall be executed on behalf of the Company by its then Chairman of the Board, Chief Executive Officer, President, or any Vice President, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. Rights certificates bearing signatures of individuals who were, upon signing, the proper officers of the Company shall bind the Company, notwithstanding that any such individuals have ceased to hold such offices prior to the countersignature of such Rights Certificates.

     Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each of the Rights Certificates, and the date of countersignature thereof by the Rights Agent.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES;
           MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

          a. Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the redemption of the Rights, any Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Common Stock Event, Common Stock and/or such other securities, cash, or other assets as shall be issuable in respect of the Rights in accordance with the terms of this Agreement ("Other Consideration")) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, subject to Sections 4(b), 7(e) and 14 hereof, the Company shall execute, and the Rights Agent shall countersign and deliver to the Person entitled thereto, a Rights Certificate as so requested. The Company may require payment by the Rights holders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of such holder's Rights Certificates which the Company is not required to pay in accordance with Section 9(d) hereof.

          b. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

SECTION 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS.

          a. Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on February 21, 2011 (the "Expiration Date") or the earlier redemption of the Rights. Immediately upon the Close of Business on the Expiration Date (or the earlier redemption of Rights), all Rights shall be extinguished and all Rights Certificates shall become null and void. To exercise Rights, the registered holder of the Rights Certificate evidencing such Rights shall surrender such Rights Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash (only by electronic or wire transfer), or by certified check or bank check, of the Exercise Price with respect to the total number of shares of Common Stock (or Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Rights Agent shall promptly deliver to the Company all payments of the Exercise Price received in respect of Rights Certificates accepted for exercise.

          b. The purchase price for each share of Common Stock issuable pursuant to the exercise of a Right (the "Exercise Price") shall be $8.00, subject to adjustment as provided in Section 11 hereof, and payable in such currency of the United States of America as at the time of payment is legal tender for the payment of private and public debt.

          c. Upon receipt of a Rights Certificate representing the Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Exercise Price, with respect to each Right so exercised, the Rights Agent, subject to Sections 7(e), 11(a)(iii) and 20(k) hereof, shall thereupon promptly
(i) requisition from any transfer agent of the Common Stock (or from the Company if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with any such request, (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated in writing by such holder, and (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. After the occurrence of a Common Stock Event, the Company shall make all necessary arrangements so that any Other Consideration then deliverable in respect of the Rights is available for distribution by the Rights Agent. For purposes of this Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers' Certificate from the Company to the effect that the Distribution Date has occurred.

          d. Subject to Sections 4(b), 7(e) and 14 hereof, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be executed and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Rights Certificate or to such holder's duly authorized assigns.

          e. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Stock Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or (ii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company shall have no liability to any holder of Rights Certificates or other Person and none of the terms of this Agreement or the Rights shall be deemed to be waived with respect to such holder or other Person as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate or Associate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Rights Certificate in accordance with Section 4(b) hereof or on any Common Stock certificate in accordance with Section 3(d) hereof.

          f. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (i) completed and executed the certificate contained in the form of election to exercise set forth on the reverse side of the Rights Certificate surrendered for such exercise, and
(ii) provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

     All Rights Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company.

SECTION 9. RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK.

     The Company covenants and agrees that:

          a. Prior to the Expiration Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, or authorized and issued shares held in its treasury (or Other Consideration), the number of shares of Common Stock (or Other Consideration) that, except as provided in Section 11(a)(iii) hereof, would then be sufficient to permit the exercise in full of all outstanding Rights; provided however, in no event shall such failure to so reserve shares or Other Consideration affect the rights of any Rights holder hereunder.

          b. On and after the Distribution Date so long as the Common Stock (or Other Consideration) issuable upon the exercise of Rights may be listed on any national securities exchange, the Nasdaq Stock Market (or its successor) or quoted on a regulated quotation service, including without limitation, the OTC Bulletin Board, the Company shall use its reasonable best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise or quoted on such regulated quotation service.

          c. The Company shall take all such action as may be necessary to ensure that each share of Common Stock (or Other Consideration) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or Other Consideration), subject to payment in full of the Exercise Price, be duly and validly authorized and issued and fully paid and nonassessable.

          d. The Company shall pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Common Stock (or Other Consideration) upon the exercise of Rights; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or in the issuance or delivery of certificates for any shares of Common Stock (or Other Consideration) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for any shares of Common Stock (or Other Consideration) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

          e. The Company shall use its reasonable best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement and to the extent such consideration constitutes securities of the Company, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (a) the date as of which the Rights are no longer exercisable for such securities, or (b) the Expiration Date or earlier redemption of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states of the United States in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been suspended temporarily. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

SECTION 10. COMMON STOCK RECORD DATE.

     Each Person in whose name any certificate for any shares of Common Stock (or Other Consideration) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or Other Consideration, as the case may be) represented thereby, and such certificate shall be dated the date which is the later of (i) the date upon which the Rights Certificate evidencing such Rights was duly surrendered, or
(ii) the date upon which payment of the Exercise Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days. Prior to the exercise of the Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Rights Certificate, as such, shall not be entitled to any rights of a security holder of the Company with respect to the shares of Common Stock (and/or such shares or similar units of Common Stock or Other Consideration) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

SECTION 11. ANTIDILUTION ADJUSTMENTS.

     ADJUSTMENT OF EXERCISE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Exercise Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          a. (i) In the event that the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock,
(C) combine the outstanding Common Stock into a smaller number of shares or (D) issue, change or alter any shares of its capital stock in a reclassification or recapitalization of the Common Stock (including any such reclassification or recapitalization in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective time of such subdivision, combination or reclassification or recapitalization, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable upon the exercise of Rights at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               ii.  In the event that:

                    (A) any Person shall at any time after the date of this Agreement become an Acquiring Person, or

                    (B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall

               (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and Common Stock shall remain outstanding and no shares thereof shall be changed or otherwise transformed into stock or other securities of any other Person or the Company or cash or any other property,

               (2) in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock, for other equity securities of the Company or any such Subsidiary, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than as part of a pro rata distribution to all holders of any such securities),

               (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, in excess of 25% of the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP")) and excluding the sale or transfer of inventory and assets in the ordinary course of business,

               (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, any material trademark or material service mark,

               (5) receive (or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive) any compensation from the Company or any of its Subsidiaries other than compensation as a director of the Company or for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or

               (6) receive the benefit, directly or indirectly (except proportionately as a holder of Common Stock or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity;

                    (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any combination thereof or reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or any repurchase by the Company or any of its Subsidiaries of shares of Common Stock of the Company, or any other class or series of securities issued by the Company which
(1) is effected at a time when a majority of the Board consists of Persons who are the Acquiring Person or its Affiliates or Associates, or nominees or designees of any of them and (2) has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities, or securities exercisable for or convertible into any class of equity securities, of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person;

then within 10 Business Days after the occurrence of an event described in this
Section 11(a)(ii), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Exercise Price by the then number of shares of Common Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of such event, whether or not such right was then exercisable, and (y) dividing that product by 50% of the then Current Market Price per share of Common Stock on the date of such first occurrence (such shares of Common Stock being the "Adjustment Shares").

               iii. In the event that the number of shares of Common Stock which are authorized by the Company's Restated Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), or if a majority of the Board then in office determines that it would be appropriate and not contrary to the interests of Rights holders (other than any Acquiring Person or Disqualified Transferee or their

Affiliates or Associates), the Company, by the vote of a majority of the Company's Board, shall:

                    (A) determine an amount, if any (the "Excess Amount"), equal to the excess of (1) the value (the "Current Value") of the Adjustment Shares issuable upon the exercise of a Right over (2) the Exercise Price, and

                    (B) with respect to each Right, make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Common Stock (such other shares being "Common Stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Company's Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (1) the first occurrence of a Common Stock Event described in Section 11(a)(ii) and (2) the date on which the Company's right of redemption pursuant to Section 23 expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Stock (to the extent available) and then, if necessary, cash, which Common Stock and/or cash shall have an aggregate value equal to the Excess Amount. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the Current Market Price per share of Common Stock on the later of the first occurrence of an event described in
Section 11(a)(ii) and the expiration of the Company's right of redemption, and the value of any Common Stock equivalent shall be deemed to have the same value as the Common Stock on such date.

          b. In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) shares of Common Stock (or shares having substantially the same rights, privileges and preferences as shares of Common Stock ("Equivalent Common Stock")) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share of a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In the event such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Company's Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          c. In the event that the Company shall, after the Dividend Record Date, fix a record date for a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the Current Market Price per share of Common Stock on such record date, less (ii) the sum of (A) that portion of cash plus (B) the fair market value (as determined in good faith by a majority of the Company's Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holder of the Rights) of that portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

          d. (i) For the purpose of any computation hereunder, the "Current Market Price" per share of any security on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive Trading Days immediately prior to such date; provided, however, if prior to the expiration of such requisite ten Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or
(B) any subdivision, combination or reclassification of such shares, then, following the date for such dividend or the record date for such subdivision, as the case may be, the Current Market Price shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last sale price (or the last quoted price if a sale price is not available) or the average of the high bid and low asked prices in the over-the-counter market (if a sale or quoted price is not available), as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the OTC Bulletin Board or such other system then in use, (the "Closing Price"). If on any such date there is no trading in the Company's shares, then the closing price for that day shall be the same as the closing price on the last previous date on which the shares traded. If such shares are not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by a majority of the Company's Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          e. Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the Expiration Date.

          f. If as a result of an adjustment made in respect of a Common Stock Event, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (d), (e),
(g), (h), (i), (j), (k), (l), (m) and (p), and the provisions of Sections 7, 9, 10, 11(d), 13 and 14 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

          g. All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          h. Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          i. The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          j. Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder without prejudice to any such adjustment or change.

          k. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable shares of Common Stock at such adjusted Exercise Price.

          l. In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of shares of Common Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          m. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

          n.   The Company shall not, at any time after the Distribution Date,
(i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined in accordance with GAAP) and excluding the sale or transfer of inventory and assets in the ordinary course of business or (B) earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (1) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (2) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person which constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have distributed or otherwise transferred to its stockholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates or Associates; provided, however, this
Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

          o. After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          p. Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock by a reclassification or otherwise than by payment of dividends in shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), into a greater or smaller number of shares, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this
Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

SECTION 12. CERTIFICATE OF ADJUSTMENTS.

     Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare an Officers' Certificate setting forth such adjustment, including any adjustment in Exercise Price, the number of shares or Other Consideration payable, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with the transfer agent for the Common Stock a copy of such Officers' Certificate, and (c) mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
            POWER.

     In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving Person of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving Person of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company shall be changed or otherwise transformed into other stock or other securities of any other Person or the Company, or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, more than 25% of (1) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with GAAP) and excluding the sale or transfer of inventory and assets in the ordinary course of business or (2) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) to any Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) then, from and after such event, proper provision shall be made so that:

               i. each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Exercise Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of whole or fractional shares of validly authorized and issued, fully paid, non-assessable, and freely tradeable common stock of such Principal Party (as defined in Section 1(ee)), free and clear of any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the Exercise Price in effect immediately prior to the first occurrence of any Common Stock Event described in this Section 13 by the number of shares of Common Stock for which a Right is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to 11(a)(ii)) and (2) dividing that product by 50% of the Current Market Price per share of the Common Stock of the Principal Party determined as of the date of consummation of such consolidation, merger, sale, or transfer;

               ii. the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement;

               iii. the term "Company" shall thereafter be deemed, for all purposes of this Agreement, to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such Principal Party following the first occurrence of a Common Stock Event described in this Section 13;

               iv. such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the whole or fractional shares of its common stock thereafter deliverable upon the exercise of the Rights; and

               v. the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Stock Event described in clauses (a), (b) or (c) of this Section 13.

The Company shall not consummate any such consolidation, merger, sale or transfer unless (i) such Principal Party shall have a sufficient number of authorized shares of its common stock which have not been issued or reserved for issuance as will permit the exercise in full of the Rights in accordance with this Section 13, and (ii) prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Stock Event described above in this Section 13 such issuer shall:

                    (A) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (i) become effective as soon as practicable after such filing and (ii) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                    (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of such Rights under the Blue Sky laws of such jurisdictions as may be necessary or appropriate; and

                    (C) will deliver to holders of the Rights historical financial statements of such Principal Party and each of its Affiliates or Associates which comply in all respects with the requirements for registration on Form 10 (or other appropriate form) under the Exchange Act.

Furthermore, in case the Principal Party has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a Common Stock Event described in clauses (a), (b), or
(c) of this Section 13, whole or fractional shares of common stock of such Principal Party at less than the then Current Market Price per share thereof (as defined in Section 11(d)), or to issue securities exercisable for, or convertible into, common stock of such Principal Party at less than such then Current Market Price, then, in such event, the Company hereby agrees with each holder of the Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that such provision in question shall have been canceled, waived, or amended so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Stock Event described in this
Section 13 shall occur at any time after the occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable, except as provided in
Section 7(e) hereof, in the manner described in this Section 13.

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          a. The Company shall not be required to issue fractions of Rights or to distribute fractions of Rights, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, at the election of the Company, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

          b. The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14(b), the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

          c. The holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or (except as provided in Section 14(b) hereof) any fractional share upon exercise of a Right.

SECTION 15. RIGHTS OF ACTION.

     Excepting the rights of action given the Rights Agent under Section 18 hereof and except as set forth in Section 20(l) hereof, all rights of action in respect of this Agreement are vested in the registered holder of each Right; and any registered holder of any Right, without the consent of the Rights Agent or of the holder of any other Right, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's right to exercise the rights evidenced by such Right in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

SECTION 16. AGREEMENT OF RIGHTS HOLDERS.

     Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          a. prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          b. after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

          c. subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or, prior to the Distribution Date, the associated Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          d. notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

     No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or preemptive rights, or otherwise, until the time specified in Section 10 hereof.

SECTION 18. CONCERNING THE RIGHTS AGENT.

     The Company agrees to pay to the Rights Agent such reasonable compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damages, claims or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability for any of the foregoing.

     The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for any number of shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Agreement.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

     Any corporation into which the Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION 20. DUTIES OF RIGHTS AGENT.

     The Rights Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions:

          a. The Rights Agent may consult with legal counsel of its selection (who may be legal counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          b. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such Officers' Certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Officers' Certificate.

          c. The Rights Agent shall be liable hereunder only for its own negligence, bad faith, or willful misconduct.

          d. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature on such Rights Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          e. The Rights Agent shall not be under any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

          f. The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          g. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer; provided, however, that so long as any Person is an Acquiring Person hereunder, the Rights Agent shall accept such instructions and advice only from a majority of the Board. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken or omitted.

          h. The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

          i. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          j. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          k. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

          l. The provisions of this Section 20 are solely for the benefit of the Rights Agent or the Company and any failure or omission under this Section 20 shall not affect the rights of the Company under this Agreement and neither the Rights Agent nor the Company shall have any liability to any holder of Rights or other Person on account of such failure or omission.

SECTION 21. CHANGE OF RIGHTS AGENT.

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company and to the transfer agent of the Common Stock and Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent, to the transfer agent of the Common Stock and Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of

30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or the State of Colorado (or of any other State of the United States, in good standing, which is authorized under such laws to exercise corporate trust and/or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the "Rights Agent" for all purposes of this Agreement. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES.

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights evidenced by a Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23. REDEMPTION AND TERMINATION.

          a. The Company, may, at its option, upon the affirmative vote or written consent of not less than a majority of the Board then in office, at any time prior to the earlier of (i) the 10th Business Day following the Stock Acquisition Date or the Offer Commencement Date, or (ii) the Close of Business on the Expiration Date, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the majority of the Board then in office.

          b. Immediately upon the taking of such action ordering the redemption of all of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights so redeemed will terminate and the only right thereafter of the holders of such Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). Within 10 days after such action ordering the redemption of all of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

SECTION 24. EXCHANGE.

          a. The Board, by majority vote of the Directors then in office, may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as the same may be adjusted from time to time, being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) the Goldstein Group, (iv) any employee benefit plan of the Company or of any such Subsidiary, or (v) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates or Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

          b. Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          c. In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Equivalent Common Stock for shares of Common Stock exchangeable for Rights.

          d. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights.

          e. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Right Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

SECTION 25. NOTICE OF PROPOSED ACTIONS.

     If the Company shall after the Distribution Date propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a cash dividend out of earnings or the retained earnings of the Company), or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any other class or any other securities, rights, or options, or (c) to effect any reclassification of the Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 25% of (i) the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with GAAP) and excluding the sale or transfer of inventory or assets in the ordinary course of business or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     If any Common Stock Event described in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

     Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

SECTION 26. NOTICES.

     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Scott's Liquid Gold-Inc.
          4880 Havana Street
          P.O. Box 39S

          Denver, CO  80239-0019
          Attn:  Chief Executive Officer


          Copy to:
          Holland & Hart LLP
          Suite 3200
          555 Seventeenth Street
          Denver, Colorado 80202
          Attn: Mark R. Levy, Esq.


     Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Wells Fargo Bank Minnesota, N.A.
          Attn: Account Management
          161 N. Concord Exchange
          S. St. Paul, MN  55075
          (Scott's Liquid Gold-Inc. Shareholder Rights Agreement)

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27. SUPPLEMENTS AND AMENDMENTS.

     Prior to the Distribution Date, the Board, upon the vote of a majority of the Board then in office, may from time to time supplement or amend this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Board may, upon the vote of a majority of the Board then in office, from time to time amend this Agreement without the approval of any holders of the Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to change any time period governing redemption of the Rights or any other time period or (iv) to make any other provisions in regard to matters or questions arising hereunder which the Board, upon the vote of a majority of the Board then in office, may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate or Associate of an Acquiring Person or Disqualified Transferee). The Rights Agent shall join with the Company in the execution and delivery of any such supplement or amendment, unless such supplement or amendment affects any of the rights, duties, or obligations of the Rights Agent hereunder, in which case the Rights Agent may, but shall not be required to, join in such execution and delivery.

SECTION 28. SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD; ETC.

     The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any Director to any liability to the holders of the Rights.

SECTION 30. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable right, remedy, or claim under this Agreement or the Rights; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

SECTION 31. SEVERABILITY.

     The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

SECTION 32. GOVERNING LAW.

     This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to the conflicts of laws principles of such state.

SECTION 33. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 34. DESCRIPTIVE HEADINGS.

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals, all as of the day and year first above written.


                                    SCOTT'S LIQUID GOLD-INC.


                                    By: /s/ Mark E. Goldstein
                                       -----------------------------------------
                                    Title: President and Chief Executive Officer


Attest:


By: /s/ Carolyn J. Anderson
    -----------------------------
Title: Executive Vice President,
       Chief Operating Officer
       and Secretary


                                    WELLS FARGO BANK MINNESOTA, N.A.


                                    By: /s/ Barbara M. Novak
                                        ----------------------------------------
                                    Title: Vice President


Attest:

By: /s/ Susan J. Roeder
    -----------------------------
Title: Assistant Secretary

                                    EXHIBIT A

                           FORM OF RIGHTS CERTIFICATE

Certificate No. R-____________                                    _______ Rights


NOT EXERCISABLE AFTER FEBRUARY 21, 2011 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN THE ISSUER AND WELLS FARGO BANK MINNESOTA, N.A., AS RIGHTS AGENT, DATED AS OF FEBRUARY 21, 2001 (THE "SHAREHOLDER RIGHTS AGREEMENT")). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE SHAREHOLDER RIGHTS AGREEMENT. THE RIGHTS AGENT WILL MAIL TO THE REGISTERED HOLDER OF THIS CERTIFICATE A COPY OF THE SHAREHOLDER RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF SUCH MAILING, WITHOUT CHARGE UPON WRITTEN REQUEST.]*

                               RIGHTS CERTIFICATE

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of February 21, 2001 (the " Rights Agreement") between Scott's Liquid Gold-Inc. (the "Company"), and Wells Fargo Bank Minnesota, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Denver, Colorado time) on February 21, 2011 (the "Expiration Date") at the office of the Rights Agent designated for such purpose, or its successors as

--------------
*The portion of the legend in brackets shall be inserted only if applicable.

Rights Agent, one share of Common Stock, with a par value of $.10 per share ("Common Stock"), of the Company per each Right represented hereby, at an exercise price of $8.00 per share (the "Exercise Price") upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of February 21, 2001 based on the shares of Common Stock of the Company as constituted at such date.

     As more fully set forth in the Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as each such term is defined in the Rights Agreement) or (ii) a Disqualified Transferee (as defined in the Rights Agreement), such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

     The Rights evidenced by this Rights Certificate shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     As provided in the Rights Agreement, the Exercise Price, and the number and type of securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

     This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Rights upon written request to the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent designated for such purpose may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock (or other consideration, as the case may be) as the Rights evidenced by the Rights Certificate(s) surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate(s) for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Rights Agreement) then in office at any time prior to the earlier of the Distribution Date or the Expiration Date, at a redemption price of $.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement). In addition, in certain circumstances, the Rights may be exchanged, in whole or in part, for shares of Common Stock. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock issuable upon the exchange.

     The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash or other payment may be made at the election of the Company, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of February 21, 2001.


                                       SCOTT'S LIQUID GOLD-INC.

                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------



ATTEST:


-------------------------------
Title:

                                       Countersigned:

                                       WELLS FARGO BANK MINNESOTA, N.A.

Date of Countersignature:              By:
                                          ------------------------------------
                                          Authorized Signatory

                   [Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT
             (To be executed by the registered holder if such holder
                   desires to transfer the Rights Certificate)


FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ____________________________________________________________________________,
                 (Please print name and address of transferee) whose social security or tax identification number is ______________, the Rights evidenced by this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____________, ____.                     ________________________________
                                                           Signature

Signature Guaranteed:*


----------------------

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated: ____________, ____.                     ________________________________
                                                           Signature


Signature Guaranteed:*


-------------------------


                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

--------------
*Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                          FORM OF ELECTION TO PURCHASE

      (To be executed if holder desires to exercise the Rights Certificate)

                            Scott's Liquid Gold-Inc.

The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the number of shares of Common Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number ________________________________________________
                                      (Please print name and address)

_____________________________________________________________________________.

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ________________________________________________
                                    (Please print name and address)

_____________________________________________________________________________.


Dated: ____________, ____              _____________________________________
                                                       Signature
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Rights Certificate)


Signature Guaranteed:**


-------------------------

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.


Dated: ____________, ____              _____________________________________
                                                       Signature



Signature Guaranteed:**



-------------------------



--------------
**Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                    EXHIBIT B

                            SCOTT'S LIQUID GOLD-INC.

                           SUMMARY OF PURCHASE RIGHTS

     On February 21, 2001, the Board of Directors (the "Board") of Scott's Liquid Gold-Inc. (the "Company") declared a dividend of one purchase right (a "Right") for every outstanding share of the Company's common stock, $.10 par value per share (the "Common Stock"). The Rights will be distributed on March 2, 2001 to stockholders of record as of the close of business on March 2, 2001 (the "Dividend Record Date"). The terms of the Rights are set forth in a Shareholder Rights Agreement dated as of February 21, 2001 (the "Rights Agreement") between the Company and Wells Fargo Bank Minnesota, N.A. (the "Rights Agent"). The Rights Agreement provides for the issuance of one Right for every share of Common Stock issued and outstanding on the Dividend Record Date and for each share of Common Stock that is issued or sold after that date and prior to the "Distribution Date" (as defined below).

     Each Right entitles the holder to purchase from the Company one share of Common Stock at a price of $8.00 per share, subject to adjustment. The Rights will expire on February 21, 2011 (the "Expiration Date"), or upon the earlier redemption of the Rights, and are not exercisable until the Distribution Date.

     No separate certificates representing the Rights will be issued at the present time. Until the Distribution Date (or earlier redemption or expiration of the Rights):

     (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates;

     (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference; and

     (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights will separate from the Common Stock, and certificates representing the Rights will be issued, on the Distribution Date. Unless otherwise determined by a majority of the Board then in office, the Distribution Date will occur (in general) on the earlier of (i) the tenth business day following the later of (A) the date of a public announcement that a person, including affiliates or associates of such person, but excluding Mark E. Goldstein, Chairman of the Board, Chief Executive Officer and President of the Company, affiliates of Mr. Goldstein and certain of their transferees (as the term "Goldstein Group" is defined in the Rights Agreement) (an "Acquiring Person"), except as described below, has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (B) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person became such (the later being, the "Stock Acquisition Date"), or (ii) the tenth

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business day following commencement of a tender offer or exchange offer that would result in any person, together with its affiliates and associates, becoming the beneficial owner of 15% or more of the Company's outstanding Common Stock. In any event, the Board may delay the distribution of the certificates. After the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and thereafter, such separate Rights Certificates alone will evidence the Rights.

     If, at any time after the Board declares the Rights dividend, any person or group of affiliated or associated persons (other than the Company, affiliates of the Company and the Goldstein Group) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. For example, if the exercise price is $8.00, the holder of each Right would be entitled to receive $16.00 in market value of the Company's Common Stock for $8.00. Also, in the event that at any time after the Stock Acquisition Date, the Company is acquired in a merger or other business combination, or if more than 25% of its assets or earning power are sold (other than inventory and assets in the ordinary course of business), each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Right. Thus, if the exercise price is $8.00, the holder of each Right would be entitled to receive $16.00 in market value of the acquiring company's common stock upon payment of the $8.00. Following the occurrence of any of the events described in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Disqualified Transferee shall immediately become null and void.

     The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock (or other securities of the Company equivalent in value to such shares of Common Stock) at an exchange ratio of one share of Common Stock (or other such consideration) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Rights dividend (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) the Goldstein Group, or (iv) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio.

     The exercise price of the Rights, and the number of shares of Common Stock or other consideration issuable upon exercise of the Rights, are subject to adjustment from

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time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, reclassification or recapitalization of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustments in the exercise price of the Rights will be required until cumulative adjustments equal at least 1% in such price.

     At any time prior to the earlier of (i) the Distribution Date or (ii) the close of business ten years after the Rights Agreement becomes effective (the "Expiration Date"), the Company, by a majority vote of the Board then in office, may redeem the Rights at a redemption price of $.01 per Right (the "Redemption Price"), as described in the Rights Agreement. Immediately upon the action of the Board electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Rights may, depending upon the circumstances, recognize taxable income upon the occurrence of certain Rights triggering events including a tender offer for 15% or more of the Common Stock or a person or group attaining beneficial ownership of 15% or more of the Common Stock (collectively, "Common Stock Events"). In addition, holders of Rights may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Rights as described above or (ii) certain anti-dilution adjustments made to the terms of the Rights after the Distribution Date. A redemption of the Rights would be a taxable event to holders.

     The Rights Agreement may be amended by the Board at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Board without the approval of the holders of the Rights in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates or associates or their transferees).

     A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8-A registration statement with respect to the Rights. A copy of the Rights Agreement is available free of charge from the Rights Agent, at the following address:


               Wells Fargo Bank Minnesota, N.A.

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               Attn: Account Management
               161 North Concord Exchange
               South St. Paul, MN  55075
               (Scott's Liquid Gold-Inc. Rights Agreement)

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


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